Exhibit 99.1

NEWS RELEASE

ICF International to Host Investor Meeting on December 14

FOR IMMEDIATE RELEASE

Contact:

Dr. Douglas Beck, ICF International, 1.703.934.3820

Jem Hernandez, MBS Value Partners, 1.212.750.5800

FAIRFAX, Va. (December 14, 2011) - ICF International (NASDAQ:ICFI), a leading provider of consulting services and technology solutions to government and commercial clients, announced that it will host an investor meeting to conduct briefings for analysts and institutional investors on December 14, 2011, at 3:30 p.m. ET. The meeting will focus on macro growth drivers within ICF’s key markets as well as plans and initiatives to continue to gain share in 2012 and beyond. The meeting will be carried live via webcast.

Go to https://services.choruscall.com/links/icf111214.html 15 minutes before the webcast to be connected to the meeting.

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About ICF International

ICF International (NASDAQ:ICFI) partners with government and commercial clients to deliver professional services and technology solutions in the energy and climate change; environment and infrastructure; health, human services, and social programs; and homeland security and defense markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program lifecycle, from research and analysis through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 4,000 employees serve these clients worldwide. ICF’s website is http://www.icfi.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.